                            STOCK PURCHASE AGREEMENT



                                      AMONG



                           COACH JAPAN HOLDINGS, INC.,

                                   COACH INC.,

                               COACH JAPAN, INC.,

                          COACH JAPAN INVESTMENTS, INC.

                                       AND

                              SUMITOMO CORPORATION







                                 25 APRIL, 2005

                                TABLE OF CONTENTS


1.    Definitions...........................................................     1


2.    Purchase and Sale of Shares and Repayment of TK Investment............     4

      (a)   Basic Transaction...............................................     4
      (b)   The Closing.....................................................     4
      (c)   Purchase Price for Shares and Payment in respect of TK
            Investment......................................................     4
      (d)   Deliveries at the Closing.......................................     5
      (e)   Termination of Existing Agreements..............................     5

3.    Representations and Warranties Concerning the Transaction.............     5

      (a)   Representations and Warranties of the Seller....................     5
      (b)   Representations and Warranties of the Coach Parties.............     6
      (c)   Survival of Representations and Warranties......................     7
      (d)   Exclusivity of Representations..................................     7

4.    Pre-Closing Covenants.................................................     8

      (a)   General.........................................................     8
      (b)   Notices and Consents............................................     8
      (c)   Standstill......................................................     8
      (d)   Share Certificates..............................................     8
      (e)   Funding Notices.................................................     8
      (f)   Price Increases.................................................     8
      (g)   Financial Statements............................................     8
      (h)   Sumitomo Secondees..............................................     8

5.    Post-Closing Covenants................................................     9

      (a)   General.........................................................     9
      (b)   Transition......................................................     9
      (c)   Confidentiality.................................................     9
      (d)   Financial Statements............................................    10
      (e)   Restrictive Covenants...........................................    10

6.    Conditions to Obligation to Close.....................................    11

      (a)   Conditions to Obligation of the Coach Parties and the
            Company.........................................................    11
      (b)   Conditions to Obligation of the Seller..........................    12

7.    Indemnities...........................................................    13

      (a)   Seller's Indemnities............................................    13
      (b)   Coach Parties' Indemnity........................................    13
      (c)   Procedures for Indemnification..................................    13
      (d)   Determination of Adverse Consequences...........................    14
      (e)   Other Indemnification Provisions................................    14

8.    Termination...........................................................    15

      (a)   Termination of Agreement........................................    15
      (b)   Effect of Termination...........................................    15

9.    Miscellaneous.........................................................    15

      (a)   Press Releases and Public Announcements.........................    15
      (b)   No Third-Party Beneficiaries....................................    15
      (c)   Entire Agreement................................................    16
      (d)   Succession and Assignment.......................................    16
      (e)   Counterparts....................................................    16
      (f)   Headings........................................................    16
      (g)   Notices.........................................................    16
      (h)   Governing Law...................................................    17
      (i)   Consent to Jurisdiction and Service of Process..................    17
      (j)   Waiver of Jury Trial............................................    18
      (k)   Amendments and Waivers..........................................    18
      (l)   Severability....................................................    18
      (m)   Expenses........................................................    18
      (n)   Construction....................................................    18
      (o)   Incorporation of Exhibits, Annexes, and Schedules...............    19
      (p)   Specific Performance............................................    19

Exhibit A   Seller's Release................................................   A-1
Exhibit B   Coach Parties' Release..........................................   B-1

Schedule 1  Sumitomo Secondees..............................................   S-1
Schedule 2  Support Contracts...............................................   S-2
Schedule 3  Competing Brands................................................   S-3

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (the "Agreement") entered into on 25 April, 2005 (the "Effective Date"), by and among Coach Japan Holdings, Inc., a corporation registered in Delaware, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America (the "Buyer"), Coach Inc., a corporation registered in Maryland, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America ("Coach Inc."), Coach Japan, Inc., a company incorporated in Japan whose principal place of business is at Aoyama Palacio Tower, 6-3, Kitaaoyama 3-chome, Minato-ku, Tokyo 107-0061, Japan (the "Company"), Coach Japan Investments, Inc., a corporation registered in Delaware, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America ("TK Investor No. 1"), and Sumitomo Corporation, a company incorporated in Japan whose principal place of business is at 1-8-11 Harumi, Chuo-ku, Tokyo 104-8610, Japan (the "Seller"). The Buyer, Coach Inc., the Company, TK Investor No. 1 and the Seller are sometimes referred to herein collectively as the "Parties" or individually as a "Party." Coach Inc. and the Buyer are sometimes referred to herein collectively as the "Coach Parties" or individually as a "Coach Party."

      The Seller owns 500 ordinary shares in the capital of the Company and, in its capacity as TK Investor No. 2 (as defined below), has an outstanding TK Investment (as defined below) in the Company.

      This Agreement contemplates a transaction in which the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the Shares (as defined below) in return for cash and the Company will repay the TK Investment to TK Investor No.2 and TK Investor No.2 will accept such repayment of the TK Investment in full.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the respective representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

      1. Definitions.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate," in relation to a Party, means a Person Controlled by or Controlling that Party or a Person under common Control with that Party.

      "Buyer" has the meaning set forth in the preface above.

      "Closing" has the meaning set forth in Section 2(b) below.

      "Closing Date" has the meaning set forth in Section 2(b) below.

      "Coach Indemnified Parties" has the meaning set forth in Section 7(a) below.

      "Company" has the meaning set forth in the preface above.

      "Confidential Information" means any information which the Seller (or any of its Affiliates, officers, employees and agents) may have or acquire in relation to the customers, business, finances, assets or affairs of the Company or its Affiliates, save for (i) any information which is publicly available or becomes publicly available through no act of the Seller (or any of its Affiliates), (ii) any information disclosed to Seller by a third party that did not acquire the information under any obligation of confidentiality, and (iii) information independently acquired by Seller as the result of work carried out by an employee to whom no disclosure of such information had been made.

      "Control": A Person shall be deemed to have Control of another Person if it exercises, is able to exercise, is entitled to exercise or is entitled to acquire direct or indirect control over that other Person's affairs including if it possesses or is entitled to:

      (a) a majority of the outstanding capital stock or voting rights of that other Person as of the date of determination; or

      (b) a majority of any distributions from that other Person or assets on a winding up of that other Person as of the date of determination;

      and "Controlled" and "Controlling" shall be construed accordingly.

      "Cooperation Agreement" means the agreement to be entered into on the Closing Date between the Company and the Seller in substantially the form agreed as initialed on the Effective Date by the parties thereto for identification.

      "Effective Date" has the meaning set forth in the preface above.

      "Existing Agreements" means, collectively and individually, the Shareholders Agreement, the Funding Agreement and TK Agreement No. 2.

      "Funding Agreement" means the funding agreement entered into between the Company, TK Investor No.1 and TK Investor No.2 on July 30, 2001.

      "Indemnified Party" has the meaning set forth in Section 7(c) below.

      "Indemnifying Party" has the meaning set forth in Section 7(c) below.

      "Letter of Indemnity" means the letter of indemnity dated July 28, 2004 between Seller and Coach Inc.

      "Letter Regarding Foreign Exchange Hedging Policy" means the letter agreement dated September 21, 2001 between the Seller and Coach Inc. relating to the Company's foreign exchange hedging policy.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Net Losses" has the meaning set forth in TK Agreement No. 2.

      "Net Profits" has the meaning set forth in TK Agreement No. 2.

      "New Letter of Indemnity" means the letter of indemnity to be entered into on the Closing Date between the Seller and Coach Inc. in substantially the form agreed as initialed on the Effective Date by the parties thereto for identification.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Ordinary Shares" means ordinary shares of non-par value in the capital of the Company.

      "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Seller" has the meaning set forth in the preamble above.

      "Seller Indemnified Parties" has the meaning set forth in Section 7(a) below.

      "Shareholders Agreement" means the shareholders agreement relating to the Company entered into between the Buyer, Coach Inc., the Seller and the Company on July 30, 2001.

      "Share Payment" has the meaning set forth in Section 2(c) below.

      "Shares" means the 500 Ordinary Shares in the capital of the Company held by the Seller.

      "Sumitomo Directors" has the meaning ascribed to it in the Shareholders Agreement.

      "Sumitomo Secondees" means each of the persons whose names are set forth in Schedule 1 who are seconded by the Seller to the Company as of the date of this Agreement.

      "Support Contracts" means contracts entered into between the Company and Affiliates of the Seller set forth in Schedule 2 for the provision of certain services for the benefit of the Company.

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "TK Agreement No.2" means the Tokumei Kumiai Agreement entered into between the Company and TK Investor No.2 on July 30, 2001.

      "TK Investment" means the aggregate Advances (as such term is defined in the Funding Agreement) made by TK Investor No.2 to the Company pursuant to the Funding Agreement and TK Agreement No.2.

      "TK Investor No.1" has the meaning set forth in the preamble.

      "TK Investor No.2" means the Seller as a tokumei kumiai investor in the Company.

      "TK Payment" has the meaning set forth in Section 2(c) below. "Waiver Letter" means the letter agreement dated June 15, 2001 between the Seller and Coach Inc.

      2. Purchase and Sale of Shares and Repayment of TK Investment

            (a) Basic Transaction. At the Closing (as defined below), and subject to the terms and conditions of this Agreement, for the consideration specified below in Section 2(c): (i) the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer and deliver to the Buyer, all of the Shares, and (ii) the Company agrees to pay to TK Investor No. 2, and TK Investor No. 2 agrees to accept, the TK Payment (as defined below) in complete satisfaction of TK Investor No. 2's rights under TK Agreement No. 2 and the Funding Agreement with respect to the TK Investment, Net Losses and Net Profits.

            (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Coach Inc. at 516 West 34th Street, New York, New York 10001, United States of America commencing at 9:00 a.m. local time on July 1, 2005 or such other date as the Parties may mutually agree (the "Closing Date").

            (c) Purchase Price for Shares and Payment in respect of TK Investment. At the Closing: (i) the Buyer shall pay to the Seller the sum of six million U.S. Dollars ($6,000,000) (the "Share Payment") in consideration for the Shares by delivery in cash payable by wire transfer or delivery of other immediately available funds, and (ii) the Company shall pay to TK Investor No.2 the sum of two hundred and ninety four million U.S. Dollars ($294,000,000) (the "TK Payment"), which shall constitute the repayment in full of the TK Investment, the distribution in full of all accrued Net Profits and Net Losses and a termination payment to compensate TK Investor No.2 for loss of benefit under TK Agreement No.2., by delivery in cash payable by wire transfer or delivery of other immediately available funds and TK Investor No. 2 shall accept such amount in complete satisfaction of its rights under TK Agreement No.2 and the

Funding Agreement. At the Closing the Buyer shall determine the allocation of the amount of the TK Payment among (i) the repayment of the TK Investment, (ii) the distribution of all accrued Net Profits and Net Losses, and (iii) the termination payment to compensate TK Investor No.2 for loss of benefit under TK Agreement No.2.

            (d) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Coach Parties the various certificates, instruments, and documents referred to in Section 6(a), (ii) the Coach Parties will deliver to the Seller the various certificates, instruments, and documents referred to in
Section 6(b), (iii) the Seller will deliver to the Buyer the stock certificates representing all of the Shares and any other document which the Buyer reasonably requests in order to obtain good title to the Shares and to enable the Buyer to ensure the registration of the Shares free from any encumbrance in its name or the name of its nominee, as applicable, (iv) the Company and the Seller shall each execute and deliver the Cooperation Agreement, (v) the Seller will deliver to the Buyer all documentation the Buyer reasonably requests to certify its acceptance of the TK Payment in complete satisfaction of its rights under TK Agreement No. 2 and the Funding Agreement with respect to the TK Investment, Net Losses and Net Profits, (vi) the Buyer will deliver to the Seller the Share Payment, and (vii) the Company will deliver to the Seller the TK Payment.

            (e) Termination of Existing Agreements. Upon the occurrence of the Closing, the Existing Agreements, the Letter of Indemnity and the Letter Regarding Foreign Exchange Hedging Policy shall immediately and automatically terminate and be of no further force or effect, including without limitation any provisions thereof that are specified to survive termination, and neither the Seller, the Coach Parties, the Company or the TK Investor No.1 shall have any further liability thereunder.

      3. Representations and Warranties Concerning the Transaction.

            (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

                  (i) Organization of Seller. The Seller is duly organized,
            validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Seller has full
            corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions except to the extent that the enforceability thereof may be limited by: (x) applicable bankruptcy, insolvency, fraudulent conveyance, organization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (y) general principles of equity. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution of this Agreement by the Seller and the transactions contemplated hereunder has been approved by the Seller's board of directors.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (v) Shares. The Seller holds of record and owns beneficially the Shares, free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  (vi) TK Agreement No.2. The Seller is beneficially entitled to its rights under TK Agreement No.2, free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of its rights and interest under TK Agreement No.2 (other than this Agreement). TK Agreement No.2 has not been varied, amended or waived.

            (b) Representations and Warranties of the Coach Parties. The Coach Parties jointly and severally represent and warrant to the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

                  (i) Organization of the Buyer. Each of the Coach Parties, the
            Company and TK Investor No.1 is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. Each of the Coach Parties,
            the Company and TK Investor No.1 has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Coach Parties, the Company and TK Investor No.1, enforceable in accordance with its terms and conditions except to the extent that the enforceability thereof may be limited by: (x) applicable bankruptcy, insolvency, fraudulent conveyance, organization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (y) general principles of equity. None of the Coach Parties, the Company or TK Investor No.1 need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution of this Agreement by Coach Inc., the Buyer and TK Investor No.1 and the transactions contemplated hereunder has been approved by their respective boards of directors.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Coach Parties, the Company or TK Investor No.1 is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Coach Parties, the Company or TK Investor No.1 is a party or by which it is bound or to which any of its assets is subject.

            (c) Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for a period of twelve months thereafter; provided, however, that the representations and warranties of the Seller contained in Section 3(a)(v) and Section 3(a)(vi) shall survive the Closing hereunder and continue in full force and effect in accordance with the statutes of limitations applicable thereto.

            (d) Exclusivity of Representations. The representations and warranties made by the Parties in this Agreement are the exclusive representations and warranties made by the Parties. Each of the Parties hereby disclaims any other express or implied representations or warranties.

      4. Pre-Closing Covenants. The Parties agree as follows with respect to the period from the execution of this Agreement until the Closing (or until termination of this Agreement pursuant to Section 8).

            (a) General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section 6).

            (b) Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable best efforts to obtain any authorizations, consents, and approvals of governments, governmental agencies or third parties required in connection with the transactions contemplated by this Agreement.

            (c) Standstill. Neither the Seller, on the one hand, nor the Coach Parties, the Company and TK Investor No. 1, on the other hand, will commence any legal action or otherwise assert any rights against the other arising under the Existing Agreements or at law with respect to any breach or alleged breach of the Existing Agreements prior to the date of this Agreement.

            (d) Share Certificates. The Company shall issue to the Seller share certificates representing the Shares, to facilitate the transfer of the Shares to Buyer at the Closing.

            (e) Funding Notices. The Company shall not issue any Funding Notice (as defined in the Funding Agreement) to the Seller in its capacity as TK Investor No. 2.

            (f) Price Increases. Notwithstanding anything to the contrary contained in Section 8.1 of the Shareholders Agreement, the Buyer and the Seller agree that the current Business Plan (as defined in the Shareholders Agreement) shall remain in effect through the Closing and that no revision to the Business Plan shall be submitted to the Company's Board of Directors for approval until after the Closing. Coach, Inc. further agrees that no modifications to the prices payable by the Company under that certain License and Distribution Agreement dated July 30, 2001 between Coach, Inc. and the Company (the "Distribution Agreement") for Products (as defined in the Distribution Agreement) shall be made until after the Closing. Notwithstanding the foregoing, if this Agreement is terminated prior to the Closing in accordance with Section 8, this Section 4(f) shall be of no further effect.

            (g) Financial Statements. Through the Closing Date, the Coach Parties and the Company shall continue to deliver a monthly balance sheet and statement of income for the Company to the Seller in accordance with past practice.

            (h) Sumitomo Secondees. The Seller shall continue to make the Sumitomo Secondees available to the Company up to the Closing Date or, if earlier, the termination date specified on Schedule 1 on the existing terms of their secondments (notwithstanding any provisions of such existing terms providing for earlier termination). The Seller's obligations under this Section 4(h) shall be limited to using its commercially reasonable best efforts to make the Sumitomo Secondees available during the specified period. Should any of the Sumitomo Secondees resign, the Seller shall have no obligation to make a replacement employee available to the Company and the Company shall have no obligation to pay any fees in respect of such Sumitomo Secondees for the period from the date of resignation.

      5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

            (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Seller, on the one hand, and the Coach Parties, the Company and TK Investor No. 1, on the other hand, will take such further action (including the execution and delivery of such further instruments and documents) as the other may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company, provided that the Seller shall be entitled to retain copies of any such documents and information as it deems necessary, acting reasonably, for its own administrative and accounting purposes. Each of the Parties shall make any governmental or regulatory filings required in connection with the execution, delivery or performance by each of the Parties or the consummation by it of the transactions contemplated hereby, all at its sole cost and expense, and the other Parties shall upon request, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper for the preparation of the filings.

            (b) Transition. For a period of one (1) year from the Effective Date, the Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Seller will use its commercially reasonable best efforts to refer all customer inquiries relating to the Company to the Buyer from and after the Closing. The Seller will not take any action that is designed or intended to have the effect of discouraging its Affiliates who are parties to the Support Contracts from performing the Support Contracts in accordance with their respective terms.

            (c) Confidentiality. For a period of three (3) years following the Closing Date, the Seller shall at all times keep secret and confidential and shall not use (and shall procure that its Affiliates (other than those who are parties to the Support Contracts), officers, employees and agents shall keep secret and confidential and not use) the Confidential Information except in connection with this Agreement. In the event that the Seller is requested or required by applicable law, stock exchange rule or by any subpoena or similar legal process to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 5(c). In the event that such protective order is not obtained or the Buyer waives compliance with the provisions of this section 5(c), and the Seller is, on the advice of counsel, required to disclose Confidential Information, the Seller may disclose such Confidential Information; provided that the Seller will disclose only that portion of the

Confidential Information required to be disclosed and will exercise its commercially reasonable best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

            (d) Financial Statements.

      Within seventy five (75) days after Closing the Coach Parties shall deliver to the Seller a balance sheet and statement of income for the Company as of the Closing Date and for the period beginning on July 4, 2004 and ending on the Closing Date, reflecting the Company's financial results and prepared on a historical basis in accordance with generally accepted accounting principles in Japan, together with a review report prepared by Deloitte Touche Tohmatsu.

            (e) Restrictive Covenants.

                  (i) For a period of one (1) year from and after the Effective
            Date, the Seller undertakes that it will not have any direct or indirect interest, through any investment in, or any participation with, any other entity or act as agent or distributor of any other entity, which sells, markets or distributes in the retail or wholesale markets in Japan the Products (as defined in the Shareholders Agreement) distributed by the Company as of the Closing Date or any products marketed by or under the brands listed on
            Schedule 3, except that the matters set forth in paragraphs (1),
            (2), (3), (4) and (5) of the Waiver Letter shall constitute exceptions to this Section 5(e).

                  (ii) For a period of two (2) years from and after the Closing
            Date, (x) the Seller undertakes that it will not and shall ensure that its Affiliates will not directly or indirectly and whether on its own behalf or on behalf of any other Person canvass, solicit or attempt to entice away from the Company, or offer or cause to be offered any employment in any capacity to any person employed by the Company (whether or not such person would thereby breach his employment or appointment terms) and (y) the Buyer undertakes that it will not and shall ensure that its Affiliates will not directly or indirectly and whether on its own behalf or on behalf of any other Person canvass, solicit or attempt to entice away from the Seller, or offer or cause to be offered any employment in any capacity to any person employed by the Seller (whether or not such person would thereby breach his employment or appointment terms); provided, however that this provision shall not restrict either Party from making general solicitations to the public by way of advertisements in the media; and provided further that this provision shall not be deemed to prohibit the Buyer or its Affiliates from employing any of the Sumitomo Secondees who affirmatively seek such employment so long as Buyer and its Affiliates otherwise comply with this Section 5(e)(ii).

                  (iii) Seller undertakes to the Coach Parties and the Company that it will not, and will make commercially reasonable best efforts to ensure that its Affiliates, shareholders, officers, employees or agents will not, do any act or thing that would reasonably be expected to damage the reputation of the Coach Parties or the Company and will not make or publish or cause to be made or published to anyone in any circumstances any disparaging remarks concerning the Coach Parties or the Company.

                  (iv) Each of the Coach Parties and the Company undertakes to the Seller that it will not, and will make commercially reasonable best efforts to ensure that its Affiliates, shareholders, officers, employees or agents will not, do any act or thing that would reasonably be expected to damage the reputation of the Seller or its Affiliates and will not make or publish or cause to be made or published to anyone in any circumstances any disparaging remarks concerning the Seller or its Affiliates.

                  (v) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of that term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      6. Conditions to Obligation to Close.

            (a) Conditions to Obligation of the Coach Parties and the Company. The obligation of the Coach Parties, the Company and TK Investor No. 1 to consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver of the following conditions:

                  (i) the representations and warranties set forth in Section
            3(a) shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or
            threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Seller shall have delivered to the Coach Parties and the Company a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) are satisfied in all respects;

                  (v) the Seller shall have executed and delivered to the Coach
            Parties and the Company a release substantially in the form of Exhibit A;

                  (vi) the Buyer shall have received a letter of resignation, effective as of the Closing, of each Sumitomo Director acknowledging that he or she has no claim outstanding for director's fees, wrongful or unfair dismissal, redundancy or any claim in respect of any other moneys or benefits due to him or her from the Company arising out of such resignation and that he or she is not entitled to any remuneration from the Company in respect of his or her appointment; and

                  (vii) the Seller shall have executed and delivered the
            Cooperation Agreement.

The Coach Parties, the Company and TK Investor No. 1 may waive any condition specified in this Section 6(a) by executing a writing so stating at or prior to the Closing.

            (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver of the following conditions:

                  (i) the representations and warranties set forth in Section
            3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Coach Parties and the Company shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or
            threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) each of the Coach Parties, the Company and TK Investor
            No. 1 shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) are satisfied in all respects with respect to such Coach Party, the Company or TK Investor No. 1 as the case may be;

                  (v) Coach Inc. shall have delivered to the Seller the New
            Letter of Indemnity dated as of the Closing Date;

                  (vi) the Coach Parties, the Company and TK Investor No.1 shall have executed and delivered to the Seller a release substantially in the form of Exhibit B; and

                  (vii) the Company shall have executed and delivered the
            Cooperation Agreement.

                  The Seller may waive any condition specified in this Section
            6(b) by executing a writing so stating at or prior to the Closing.

      7. Indemnities

            (a) Seller's Indemnities

                  (i) The Seller hereby confirms and agrees that any and all
            Adverse Consequences arising as a result of the Seller's being a party to TK Agreement No.2 or its receipt of the TK Payment at any time, whether prior to, on or after the Closing Date, shall remain the sole and exclusive liability, obligation and responsibility of the Seller and the Seller shall indemnify and hold the Coach Parties, the Company and TK Investor No.1 and their respective directors, officers and other employees, representatives and agents (the "Coach Indemnified Parties") harmless from and against all such Adverse Consequences which they may suffer. Notwithstanding the foregoing, the Seller shall have no liability whatsoever to the Coach Indemnified Parties with respect to any Adverse Consequences arising as a result of (x) the allocation of the three hundred million U.S. Dollars ($300,000,000) payable to Sumitomo under
            Section 2(c) as between the Share Payment and the TK Payment, (y) the allocation of the TK Payment by the Buyer pursuant to the final sentence of Section 2(c), or (z) the accounting treatment of the TK Payment by Coach Japan or the Coach Parties (collectively, the "Excluded Liabilities").

                  (ii) The Seller shall indemnify and hold the Coach Indemnified
            Parties harmless from and against all Adverse Consequences arising from any breach of any representation, warranty or covenant of the Seller under this Agreement.

            (b) Coach Parties' Indemnity. The Coach Parties, jointly and severally, shall indemnify and hold the Seller and its directors, officers and other employees, representatives and agents (the "Seller Indemnified Parties") harmless from and against all Adverse Consequences arising from (x) the Excluded Liabilities, or (y) any breach of any representation, warranty or covenant of the Coach Parties, the Company or TK Investor No. 1 under this Agreement.

            (c) Procedures for Indemnification.

                  (i) In the event of a claim being brought against a Coach
            Indemnified Party or a Seller Indemnified Party (as the case may be, an "Indemnified Party") with respect to which the Indemnified Party intends to make a claim for indemnification against the Seller or the Coach Parties, the Company or TK Investor No.1 as the case may be (the "Indemnifying Party"), the Indemnified

            Party shall promptly (but in no event more than 30 days after learning of such claim) give notice to the Indemnifying Party of the claim and permit the Indemnifying Party to assume control of the claim; provided that any failure to provide the foregoing notice on a timely basis shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that it is prejudiced or otherwise damaged thereby.

                  (ii) The Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at the Indemnifying Party's sole expense, the conduct and settlement of such claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iii) The Indemnifying Party shall permit the Indemnified
            Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such claim, proceeding or suit as either of them may reasonably request, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such claim, proceeding or suit include the Indemnified Party and the Indemnifying Party, and in the reasonable opinion of counsel to the Indemnified Party representation of both Parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which case the reasonable fees and disbursements of counsel for such Indemnified Party shall be reimbursed by the Indemnifying Party to the Indemnified Party if the Indemnifying Party is ultimately held liable, or if the Indemnifying Party is able to recover such fees and disbursements where the Indemnified Party is not so able; and

                  (iv) In no event shall the Indemnifying Party without the
            prior written consent of the Indemnified Party, settle or comprise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

            (d) Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Section 7. All indemnification payments under this Section 7 shall be deemed adjustments to the consideration specified above in Section 2(c).

            (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

      8. Termination.

            (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                  (i) the Parties may terminate this Agreement by written
            consent signed by all the Parties at any time prior to the Closing;

                  (ii) the Coach Parties may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event (x) the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, (y) the Coach Parties have notified the Seller of the breach, and (z) the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 1, 2005, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Coach Parties' breach of any representation, warranty, or covenant contained in this Agreement);

                  (iii) the Seller may terminate this Agreement by giving
            written notice to the Coach Parties at any time prior to the Closing
            (A) in the event (x) the Coach Parties, the Company or TK Investor No. 1 has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, (y) the Seller has notified the Coach Parties, the Company or TK Investor No. 1, as the case may be, of the breach, and (z) the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 1, 2005, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller's breach of any representation, warranty, or covenant contained in this Agreement).

            (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

      9. Miscellaneous.

            (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that the Parties shall issue a press release upon the execution of this Agreement in a form to be mutually agreed; and provided further that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

            (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

            (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

            (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to the Seller:

            Sumitomo Corporation
            1-8-11 Harumi
            Chuo-ku
            Tokyo 104-8610
            Japan

            Attention:  General Manager, Brand Accessories Business
            Department
            Fax: +81 3 5166 6380

            with a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison LLP
            Fukoku Seimei Building 2F
            2-2-2 Uchisaiwai-cho
            Chiyoda-ku, Tokyo
            100-0011
            Japan

            Attention:  Lisa Yano
            Fax: +81 3 3597 8120


            If to the Coach Parties, the Company or TK Investor No. 1:

            Coach, Inc.
            516 West 34th Street
            New York, NY 10001
            USA

            Attention:  General Counsel
            Fax: +1 212 629 2398

            with a copy to:

            Latham & Watkins
            99 Bishopsgate
            London
            EC2M 3XF
            United Kingdom

            Attention:  David Miles
            Fax: +44 20 7374 4460


            Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (i) Consent to Jurisdiction and Service of Process. Each Party hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be instituted in the federal or state courts located in New York, New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 9(g).

            (j) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (l) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

            (m) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Company has not borne and will not bear any of the Seller's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

            (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

            (o) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(i) above), in addition to any other remedy to which they may be entitled, at law or in equity.

                                      *****

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                    COACH JAPAN HOLDINGS, INC.



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------



                                    COACH INC.



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------



                                    COACH JAPAN, INC.



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------



                                    COACH JAPAN INVESTMENTS, INC.



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------



                                    SUMITOMO CORPORATION



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                    Exhibit A

                                Seller's Release

            The undersigned, Sumitomo Corporation, a company incorporated in Japan whose principal place of business is at 1-8-11 Harumi, Chuo-ku, Tokyo 104-8610, Japan, for itself and on behalf of its past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys (together, "Sumitomo"), does hereby:

            (i) release (i) Coach Japan Holdings, Inc., a corporation registered in Delaware, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America; (ii) Coach Inc., a corporation registered in Maryland, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America; (iii) Coach Japan, Inc., a company incorporated in Japan whose principal place of business is at Aoyama Palacio Tower, 6-3, Kitaaoyama 3-chome, Minato-ku, Tokyo 107-0061, Japan; and (iv) Coach Japan Investments, Inc., a corporation registered in Delaware, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America, and each of their respective past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys (together, the "Coach Parties") from any and all liability and accountability with respect to any and all actions, causes of action, suites, charges, disputes, controversies, debts, dues, sums of money, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, which the undersigned ever had, now have or may hereafter have, for, upon, or by reason of any matters, act omission, cause or thing whatsoever from the beginning of the world to the date of this Release, including but not limited to any matter, cause or thing relating to those contracts, agreements, arrangements and commitments set forth on Schedule I hereto; provided, however, that nothing contained in this Release shall release any person or entity from any obligation or liability it may have arising out of or relating to (i) that certain Stock Purchase Agreement, dated April 25, 2005 (the "Stock Purchase Agreement"), by and between Coach Japan Holdings, Inc., Coach, Inc., Coach Japan, Inc., Coach Japan Investments, Inc. and Sumitomo Corporation and (ii) any and all agreements, contracts, certificates, letters or other documents delivered pursuant to, or in connection with, the Stock Purchase Agreement;

            (ii) acknowledge that this Release was made in exchange for good and valuable consideration;

            (iii) acknowledge that this Release represents the entire release and may not be changed orally;

            (iv) acknowledge that this Release is to be governed by New York law without regard to the conflict of laws principles of each law; and

            (v) acknowledge that for the purpose of this Release (i) the term "Affiliate" has the meaning set forth in the Stock Purchase Agreement and (ii) the term "Subsidiary" means, as to the entity in question, any corporation, partnership, joint venture or other legal entity of


                                     -A-1-
which the entity in question owns, directly or indirectly, 50% or more of the stock of other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

 Dated:  July 1, 2005.



                                    SUMITOMO CORPORATION, for itself and on
                                    behalf of each of its past, present and
                                    future parents, Subsidiaries and other
                                    Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                     -A-2-

                                   SCHEDULE I



- Funding Agreement, dated July 30, 2001, entered into between Coach Japan, Inc., Coach Japan Investments, Inc. and Sumitomo Corporation.

- Shareholders Agreement, dated July 30, 2001, entered into between Coach Japan Holdings, Inc., Coach Inc., Sumitomo Corporation and Coach Japan, Inc.

- Tokumei Kumiai Agreement, dated July 30, 2001, entered into between Coach Japan, Inc. and Sumitomo Corporation.

- Letter Agreement, dated September 21, 2001, between Sumitomo Corporation and Coach Inc. relating to foreign exchange hedging policy.


                                     -A-3-

                                    Exhibit B

                             Coach Parties' Release

            Each of the undersigned, (i) Coach Japan Holdings, Inc., a corporation registered in Delaware, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America; (ii) Coach Inc., a corporation registered in Maryland, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America; (iii) Coach Japan, Inc., a company incorporated in Japan whose principal place of business is at Aoyama Palacio Tower, 6-3, Kitaaoyama 3-chome, Minato-ku, Tokyo 107-0061, Japan; and
(iv) Coach Japan Investments, Inc., a corporation registered in Delaware, United States of America whose principal place of business is at 516 West 34th Street, New York, New York 10001, United States of America, for itself and on behalf of each of its respective past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys, does hereby:

            (i) release Sumitomo Corporation, a company incorporated in Japan whose principal place of business is at 1-8-11 Harumi, Chuo-ku, Tokyo 104-8610, Japan, and each of its respective past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys from any and all liability and accountability with respect to any and all actions, causes of action, suites, charges, disputes, controversies, debts, dues, sums of money, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, which the undersigned ever had, now have or may hereafter have, for, upon, or by reason of any matters, act omission, cause or thing whatsoever from the beginning of the world to the date of this Release, including but not limited to any matter, cause or thing relating to those contracts, agreements, arrangements and commitments set forth on Schedule I hereto; provided, however, that nothing contained in this Release shall release any person or entity from any obligation or liability it may have arising out of or relating to (i) that certain Stock Purchase Agreement, dated April 25, 2005 (the "Stock Purchase Agreement"), by and between Coach Japan Holdings, Inc., Coach, Inc., Coach Japan, Inc., Coach Japan Investments, Inc. and Sumitomo Corporation and (ii) any and all agreements, contracts, certificates, letters or other documents delivered pursuant to, or in connection with, the Stock Purchase Agreement;

            (ii) acknowledge that this Release was made in exchange for good and valuable consideration;

            (iii) acknowledge that this Release represents the entire release and may not be changed orally;

            (iv) acknowledge that this Release is to be governed by New York law without regard to the conflict of laws principles of each law; and

            (v) acknowledge that for the purpose of this Release (i) the term "Affiliate" has the meaning set forth in the Stock Purchase Agreement and (ii) the term "Subsidiary" means, as to the entity in question, any corporation, partnership, joint venture or other legal entity of which the entity in question owns, directly or indirectly, 50% or more of the stock of other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

 Dated:  July 1, 2005.



                                    COACH JAPAN HOLDINGS, INC., for itself and on behalf of each of its past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------





                                    COACH INC., for itself and on behalf of each of its past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------





                                    COACH JAPAN, INC., for itself and on behalf of each of its past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's


                                     -B-2-
                                    officers, employees, directors,
                                    representatives, agents and attorneys



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------





                                    COACH JAPAN INVESTMENTS, INC., for itself and on behalf of each of its past, present and future parents, Subsidiaries and other Affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys



                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                     -B-3-

                                   SCHEDULE I



- Funding Agreement, dated July 30, 2001, entered into between Coach Japan, Inc., Coach Japan Investments, Inc. and Sumitomo Corporation.

- Shareholders Agreement, dated July 30, 2001, entered into between Coach Japan Holdings, Inc., Coach Inc., Sumitomo Corporation and Coach Japan, Inc.

- Tokumei Kumiai Agreement, dated July 30, 2001, entered into between Coach Japan, Inc. and Sumitomo Corporation.

- Letter Agreement, dated September 21, 2001, between Sumitomo Corporation and Coach Inc. relating to foreign exchange hedging policy.


                                     -B-4-

                                   SCHEDULE 1

                               SUMITOMO SECONDEES


Name                                Date on which Secondment will Terminate
----                                ---------------------------------------

Shintaro Kitsuda                    June 30, 2005
Toshiyuki Shimano                   June 30, 2005
Soichiro Fujiwara                   December 31, 2005
Yuko Okatsu                         December 31, 2005


                                      -S-1-

                                   SCHEDULE 2

                                SUPPORT CONTRACTS


Alltrans

SCS

Sumitrans

Mobile Star

Sumisho Lease


                                      -S-2-

                                   SCHEDULE 3

                                COMPETING BRANDS

Agnes B. Voyage
Bally
Bottega Venetta
Bulgari
Calvin Klein
Cole Hahn
Dickson Poon Accessories
Donna Karan/DKNY
Dooney and Bourke
Dunhill
Fendi
Ferragamo
Furla
Gucci
Gucci Group
Hartmann
Hermes
J.P. Todd
Kate Spade
Kitamura
Liz Claiborne Accessories
LVMH Accessories
Miu Miu
Nine West
Polo Ralph Lauren
Prada
Printemps Accessories
Sazaby
Timberland
Tumi
Vendome Group


                                      -S-3-